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                                                                    EXHIBIT 16.2


[RUSSO & SHAPIRO LETTERHEAD]

Certified Public Accountants

Anthony J. Russo
Nelson Shapiro

                                                 295 Madison Avenue, Suite 1700
                                                 New York, New York 10017-6304
                                                 Tel:  (212) 687-2420
                                                 Fax:  (212) 687-1815

                                                 Fed. I.D. # 13-3770301


                                    December 23, 1997


U.S. Securities and Exchange Commission
Washington, D.C. 20549

Dear Sir/Madam,

We have reviewed the section entitled "Changes in Registrant's Certifying Accountant" as pertaining to our firm and we agree with the statement contained therein.

                                            Sincerely yours,

                                            /s/ Russo & Shapiro